UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 7, 2007

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 7, 2007, the Audit Committee of the Board of Directors of Rotech Healthcare Inc. (the “Company”), upon management’s recommendation, concluded that the Company’s previously issued financial statements as of and for the three months ended March 31, 2007 (the “Financial Statements”) should no longer be relied upon.

The Company has determined that two errors were made in the preparation of the condensed consolidated statement of cash flows for the three months ended March 31, 2007. The correction of these errors has no effect on the Company’s consolidated balance sheets as of March 31, 2007 and December 31, 2006, the related consolidated statements of operations for each of the periods ended March 31, 2007 and March 31, 2006, the consolidated statement of cash flows for the period ended March 31, 2006, or on the Company’s liquidity or financial position. The correction of these errors is summarized below. Dollar amounts included in this report are stated in thousands.

First, the Company’s calculation of purchases of property and equipment included in accounts payable as presented in Note 12, Supplemental Cash Flow and Non-Cash Investing Information, of the Financial Statements contained a mathematical error. The correction of this mathematical error increases the amount previously reported for purchases of property and equipment included in accounts payable from $3,071 to $5,554. This amount is utilized in calculating the change in accounts payable and accrued expenses included in cash flows from operating activities, as well as purchases of property and equipment included in cash flows from investing activities. Accordingly, the correction of the mathematical error decreases the change in accounts payable and accrued expenses included in cash flows from operating activities from $7,762 to $5,279, and decreases the purchases of property and equipment included in cash flows from investing activities from $12,583 to $10,100.

Second, the Company had previously classified the $12,493 cash collateralization of letters of credit – restricted cash as a financing activity in the statement of cash flows included in the Financial Statements based upon the Company’s interpretation of available technical accounting guidance. Upon further review, management believes that this amount should have been classified under investing activities. Accordingly, the Company will move this line item from cash flows from financing activities to cash flows from investing activities.

The Company expects that its correction to the statement of cash flows will result in a reclassification of amounts between operating, investing and financing activities for the three months ended March 31, 2007 as follows:

	For the three months ended March 31, 2007
	(As previously reported)	(As restated)
Net cash provided by operating activities	$17,363	$14,880
Net cash used in investing activities	(12,583)	(22,593)
Net cash provided by financing activities	54,125	66,618

Increase in cash and cash equivalents	$58,905	$58,905

The Company will file an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 which will contain a restated statement of cash flows for that period. The Company expects to file the amendment as soon as practicable.

The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

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Cautionary Note Regarding Forward-Looking Statements

This report contains certain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and section 27A of the Securities Act of 1933, as amended. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed in this report and all statements which are not statements of historical fact. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “may,” “will”, “could”, “should”, “would”, variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated in this report. The following are some but not all of such risks, uncertainties, contingencies, assumptions and other factors, many of which are beyond the Company’s control, that could cause results, performance or achievements to differ materially from those anticipated: changes in the preliminary financial results and estimates due to the restatement of the Company’s quarterly financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; and the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Readers should refer to the discussion under “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements. The Company does not undertake any obligation to release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: August 7, 2007	By:	/s/ Steven Alsene
Steven Alsene
Chief Financial Officer

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